Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LYUDMILA PAZYUK, derivatively	)
on behalf of ADVERUM	)
BIOTECHNOLOGIES, INC.,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 2022-1062-MTZ
)
PATRICK MACHADO, LAURENT	)
FISCHER, SOO J. HONG, MARK	)
LUPHER, RABIA GURSES OZDEN,	)
JAMES SCOPA, DAWN	)
SVORONOS, REED V. TUCKSON,	)
SCOTT M. WHITCUP, ERIC G.	)
CARTER, MEHDI GASMI, REKHA	)
HEMRAJANI, THOMAS WOIWODE,	)
PAUL B. CLEVELAND, and	)
RICHARD SPIVEY,	)
)
Defendants,	)
)
and	)
)
ADVERUM BIOTECHNOLOGIES,	)
INC.,	)
)
Nominal Defendant.	)

NOTICE OF PENDENCY OF SETTLEMENT OF ACTION

TO: ALL CURRENT STOCKHOLDERS OF ADVERUM

BIOTECHNOLOGIES, INC.

(TRADING SYMBOL: ADVM)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS DEFINED HEREIN.

IF YOU DO NOT OBJECT TO THE PROPOSED SETTLEMENT, OR THE ATTORNEYS’ FEE AND EXPENSE AMOUNT DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

I.	WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this Notice is to inform you of (i) a lawsuit (the “Action”) in the Court of Chancery of the State of Delaware (the “Court”) brought on behalf of Adverum Biotechnologies, Inc. (“Adverum” or the “Company”); (ii) a proposal to settle the Action as provided in a Stipulation and Agreement of Settlement, Compromise and Release, which sets forth the terms and conditions of the proposed settlement of the Action (the “Stipulation”); and (iii) your right, among other things, to attend and participate in a hearing to be held on April 9, 2024 at 3:15 p.m. at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, 12th Floor, Courtroom 12B (the “Settlement Hearing”). This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Stipulation, the parties will ask the Court to approve an Order and Final Judgment (the “Final Judgment”) that would end the Action.

II.	BACKGROUND TO THE ACTION AND SETTLEMENT.

THE FOLLOWING DESCRIPTION DOES NOT CONSTITUTE FINDINGS OF ANY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF ANY COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

Plaintiff Lyudmila Pazyuk (“Plaintiff”) is a current stockholder of Adverum. Nominal Defendant Adverum is a Delaware corporation with its headquarters in Redwood City, California, focused on clinical stage gene therapy for serious ocular and rare diseases. Patrick Machado, Laurent Fischer, Soo J. Hong, Mark Lupher, Rabia Gurses Ozden, James Scopa, Dawn Svoronos, Reed V. Tuckson, Scott M. Whitcup, Eric G. Carter, Mehdi Gasmi, Rekha Hemrajani, Thomas Woiwode, Paul B. Cleveland and Richard Spivey (collectively, the “Individual Defendants” and, together with Adverum, “Defendants”) are all current or former members of Adverum’s Board of Directors (the “Board”).

On November 22, 2022, Plaintiff commenced the Action in the Court by filing a Verified Stockholder Derivative Complaint. On April 14, 2023, Plaintiff filed the operative Amended Verified Stockholder Derivative Complaint for breach of fiduciary duty, unjust enrichment and waste of corporate assets (the “Complaint”) asserting claims against the Individual Defendants in connection with Adverum’s compensation of non-employee directors pursuant to Adverum’s non-employee director compensation policy. Specifically, the Complaint alleges that in 2019, 2020 and 2021, Adverum paid excessive compensation to its non-employee directors relative to the compensation paid to non-employee directors at Adverum’s alleged peer companies. The Complaint contends that the Individual Defendants breached their fiduciary duties and wasted corporate assets by awarding or receiving the alleged excessive compensation during those years, and further contends that the non-employee Individual Defendants were unjustly enriched through their receipt of the alleged excessive compensation. The Individual Defendants deny all of the wrongdoing alleged in the Complaint, including that the compensation paid to Adverum’s non-employee directors in 2019 through 2021 was excessive.

On November 21, 2023, after numerous rounds of negotiations between Plaintiff and Defendants (the “Settling Parties”), the Settling Parties reached an agreement in principle to settle all of the claims asserted in the Action upon the terms and subject to the conditions set forth in the Stipulation (the “Settlement”).

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFF’S CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE INDIVIDUAL DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WAS NOT SETTLED.

III.	WHAT ARE THE TERMS OF THE SETTLEMENT?

To settle the Action, within thirty (30) business days of the Effective Date (as defined in the Stipulation), Defendants shall implement the following Corporate Governance Reforms (the “Reforms”):

1.	The Company shall continue to grant equity awards to Adverum’s non-employee directors in terms of value and the awards shall be calculated at the time of the grant.

2.

The Company will institute the following dollar-value caps on non-employee director compensation, with the Company’s market capitalization determined as of the date of the compensation grant. The following dollar-value caps shall not apply to new directors and shall allow for reasonable additional compensation for service as chairman of the Board.

a.	While the Company’s market capitalization is below $250 million, the total direct annual compensation of the Company’s non-employee directors shall not exceed $150,000.

b.	While the Company’s market capitalization is greater than $250 million but below $500 million, the total direct annual compensation of the Company’s non-employee directors shall not exceed $250,000.

c.	While the Company’s market capitalization is greater than $500 million but below $1 billion, the total direct annual compensation of the Company’s non-employee directors shall not exceed $400,000.

d.	While the Company’s market capitalization is higher than $1 billion, the total direct annual compensation of the Company’s non-employee directors shall not exceed $475,000.

3.	New directors shall also be entitled to receive a one-time equity award, the value of which shall be no greater than 2.0x the annual equity grant most recently awarded to continuing directors.

4.

The Compensation Committee will annually retain a compensation consultant to conduct an analysis of non-employee director compensation at peer companies and annually review the peer group. The consultant will make recommendations to the Compensation Committee concerning adjustments to the peer group and the levels of compensation paid to the Company’s non-employee directors. If the consultant recommends removal of a peer company from the peer group for any reason, including if a peer company falls outside of the required market cap range, the peer company shall be excluded from the peer group.

5.	In addition to continuing the enhanced disclosures caused by the Action, the Company shall disclose in its annual proxy statements:

a.

Relevant financial and business metrics, including the following mutually agreed-upon metrics of the constituents of the peer group (either individually or collectively): market capitalization, sector, stage of development, headcount, and years public.

b.	The compensation paid to the compensation consultant, and any formal recommendations made by the compensation consultant.

c.	Whether any compensation was paid to the Company’s non-employee directors outside of its director compensation policy.

6.	The Compensation Committee Charter shall be amended to provide that the Committee shall, at least on an annual basis, review and approve the peer group.

7.	The Compensation Committee Charter shall be amended to reflect that the committee will consist of at least three independent Board members, rather than the two members currently required.

8.	The Board agrees to be bound by the Reforms detailed herein within thirty (30) business days of any approval of final settlement.

9.	The Board agrees to be bound by the Reforms for a period of three (3) years.

IV.	WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

Upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally and forever settled, released, discharged, extinguished and dismissed with prejudice the Released Claims (including Unknown Claims) against Defendants and each and all of the Released Parties; provided, however, that such release shall not affect any claims or impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

“Releasing Parties” means Plaintiff, Adverum or any Adverum stockholder (both individually and derivatively on behalf of Adverum), including their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns, in their capacities as such only.

“Released Parties” means Defendants or any of their families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors or assigns.

“Released Claims” means claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, cross-claims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined below), in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, by or on behalf of the Releasing Parties against the Released Parties which the Releasing Parties ever had, now have or may have had which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Released Parties’ compensation for acting as a director of Adverum, including stock option awards, from January 1, 2019 to the date of the Court’s approval of the Settlement; (ii) the actions, inactions, deliberations, discussions, decisions, votes or any other conduct of any kind by any of the Released Parties (as defined below), relating in any way to any issuance, agreement, transaction, occurrence, conduct, or fact alleged or set forth in the Original Complaint or the Amended Complaint; or (iii) the commencement, prosecution, defense, mediation or settlement of the Action; provided, however, that the Released Claims shall not include any claims to enforce the Settlement.

“Unknown Claims” means any claim that the Releasing Parties do not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. The Settlement is intended to extinguish all of the Released Claims and, consistent with such intention, the Stipulation will provide that, upon final approval of the Settlement, the Releasing Parties shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the release set forth above. This shall include a waiver by the Releasing Parties of any rights pursuant to section 1542 of the California Civil Code (or any similar, comparable or equivalent provision of any federal, state or foreign law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY.

Plaintiff acknowledges, and the Releasing Parties shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for, is an integral element of the Settlement, and was relied upon by each and all of the Defendants in entering into the Settlement.

V.	WHAT ARE THE REASONS FOR SETTLING THE ACTION?

Plaintiff’s Counsel believe that Plaintiff’s claims have merit based on proceedings to date, but recognize that Defendants would continue to assert legal and factual defenses to their claims. Plaintiff’s Counsel have concluded that the Settlement is fair and adequate, and that it is reasonable to pursue the Settlement based upon the terms and procedures outlined herein.

Defendants have denied, and continue to deny, that they have committed any breach of duty or violation of any other law or engaged in any of the wrongful acts alleged in the Action, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist. Defendants are entering into the Stipulation solely because the Settlement would eliminate the burden, expense and uncertainties inherent in further litigation.

VI.	HOW WILL THE ATTORNEYS GET PAID?

Counsel for the parties to the Action have not discussed the appropriateness or amount of any application by Plaintiff’s Counsel for an award of attorneys’ fees and expenses, and the Settling Parties understood at all times that the Settlement was not contingent upon agreement or payment of any attorneys’ fees and expenses to Plaintiff’s Counsel. Defendants acknowledge and agree that Plaintiff’s Counsel are entitled to a fee award. In recognition of the terms of the Settlement and the prosecution and settlement of the Action, and subject to Court approval, Plaintiff’s Counsel will apply to the Court for an award of attorneys’ fees and expenses not to exceed $550,000 (the “Fee and Expense Amount”). Defendants have reserved the right to oppose the application by Plaintiff’s Counsel for attorneys’ fees and expenses. The Fee and Expense Amount shall be paid by Adverum and/or its insurers. Plaintiff’s Counsel shall make no application for attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided in the Stipulation, each of the Settling Parties shall bear his, her or its own fees and costs and neither Adverum nor any other Released Party shall have any obligations with respect to

Plaintiff’s Counsel’s fees and/or expenses beyond the Fee and Expense Amount. Plaintiff’s Counsel may seek a special award to Plaintiff of up to $1,500 (“Service Award”), in connection with her role in the litigation and in creating a benefit for the Company and its shareholders. The Service Award shall be paid out of the Fee and Expense Amount. Defendants shall not contest the Service Award.

VII.	WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?

The Court has scheduled a Settlement Hearing to be held on April 9, 2024 at 3:15 p.m. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved, whether the Fee and Expense Amount should be approved, and whether the Action should be dismissed with prejudice by entry of the Final Judgment pursuant to the Stipulation. The Court will also hear and determine objections, if any, to the proposed Settlement and the Fee and Expense Amount and rule on such other matters as the Court may deem appropriate. The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the Settling Parties and any Objectors (as defined below). The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Settling Parties to the Stipulation and without further notice.

VIII.	DO I HAVE A RIGHT TO APPEAR AND OBJECT?

Any record or beneficial stockholder of Adverum who objects to the Stipulation, the proposed Final Judgment to be entered, and/or the Fee and Expense Amount who wishes to be heard (“Objector”) may appear in person or by his, her or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Judgment to be entered thereon, unless he, she, or it has, no later than twenty (20) calendar days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served upon counsel listed below, the following: (i) proof of current ownership of Adverum stock; (ii) a written notice of the Objector’s intention to appear that states the Objector’s name, address and telephone number and, if represented, the Objector’s counsel; (iii) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, and (iv) all documents or writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel by hand delivery, overnight mail or the Court’s electronic filing and service system:

RIGRODSKY LAW, P.A.	SKADDEN, ARPS, SLATE,
Seth D. Rigrodsky	MEAGHER & FLOM LLP
300 Delaware Avenue, Suite 210	Joseph O. Larkin
Wilmington, Delaware 19801	One Rodney Square
(302) 295-5310	P.O. Box 636
Attorneys for Plaintiff	Wilmington, Delaware 19899-0636
(302) 651-3000
Attorneys for Defendants

Any Person who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Action or any other action or proceeding or otherwise contesting the Stipulation or the Fee and Expense Amount, and will otherwise be bound by the Final Judgment to be entered and the releases to be given.

IX.	HOW DO I GET ADDITIONAL INFORMATION?

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. For additional information about the Action and the Settlement, please refer to the documents filed with the Court and the Stipulation. You may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. The Clerk’s office will not mail copies of documents to you. A copy of the Stipulation and this Notice are also located on the Company’s website, at https://investors.adverum.com/governance/Pazyuk-v-Machado-et-al-Delaware-Derivative-Action-Settlement/, and shall remain on the Company’s website continuously through the date of the Settlement Hearing. For more information concerning the Settlement, you may also call or write to the counsel referenced in Section VIII.

PLEASE DO NOT WRITE TO OR CALL THE COURT.

Dated: January 31, 2024	BY ORDER OF THE COURT OF
CHANCERY OF THE STATE OF
DELAWARE